KELLWOOD EXTENDS TENDER DEADLINE FOR DEBT TENDER OFFER

UNTIL AFTER STOCKHOLDERS DECIDE ON SUN CAPITAL'S $21 CASH TENDER OFFER

ST. LOUIS, MO – January 28, 2008 – Kellwood Company (NYSE: KWD) announced today that it is extending to 5:00 p.m., New York City time, on February 13, 2008 the early tender deadline and expiration of its cash tender offer for up to $60,000,000 aggregate principal amount of its 7.875% Senior Notes due 2009 (the “Notes”) identified in the Offer to Purchase dated January 9, 2008. The previous early tender deadline was 5:00 p.m., New York City time, on January 30, 2008 and expiration was midnight, New York City time, on February 6, 2008. While the Company is extending these dates, the Company indicated in its January 27, 2008 announcement that it intends to rescind the debt tender offer and to remove all impediments to allow the $21 per share cash tender offer made by an affiliate of Sun Capital Securities Group for all the Company's shares to close on February 12, 2008 in the event that a majority of the Company’s shares are tendered.

As of midnight, New York City time, on January 27, 2008, $133.7 million principal amount of Notes had been tendered and not withdrawn pursuant to the debt tender offer.

J.P. Morgan Securities Inc. acts as sole Dealer Manager for the debt tender offer. Persons with questions regarding the debt tender offer should contact J.P. Morgan Securities Inc. at (866) 834-4666 (toll-free) and (212) 834-3424 (collect). Requests for the debt tender offer documents may be directed to Global Bondholder Services Corporation, the Information Agent for the debt tender offer, at (212) 430-3774 or (866) 470-3900.

The foregoing is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other security. The debt tender offer is made only by an Offer to Purchase dated January 9, 2008 and the related Letter of Transmittal, as heretofore amended and as amended hereby. The original early tender deadline of 5:00 p.m., New York City time, on January 23, 2008 was extended to 5:00 p.m., New York City time, on January 30, 2008. Please refer to the Offer to Purchase and related materials for the terms of the debt tender offer. The debt tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the debt tender offer is required to be made by a licensed broker or dealer, they shall be deemed to be made by the Dealer Manager on behalf of Kellwood.

About Kellwood

Kellwood (NYSE:KWD) is a $1.6 billion leading marketer of apparel and consumer soft goods. Specializing in branded products, the Company markets to all channels of distribution with products and brands tailored to each specific channel. Kellwood brands include Vince®, HOLLYWOULD®, Phat Farm®, Baby Phat®, Sag Harbor®, Koret®, Jax®, Democracy®, Sangria™, Jolt®, My Michelle®, Briggs New York®, Hanna Andersson®, Onesies®, Kelty®, Royal Robbins® and Sierra Designs®. Calvin Klein®, XOXO®, David Meister®, Gerber®, and O Oscar, an Oscar de la Renta Company, are produced under licensing agreements. For more information, visit www.kellwood.com.

MEDIA CONTACT:

Donna B. Weaver

VP Corporate Communications

212.329.8072

donna.weaver@kellwood.com

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FINANCIAL CONTACT:

Samuel W. Duggan II

VP Investor Relations and Treasurer

Kellwood Company

314.576.8580

sam.duggan@kellwood.com

Joele Frank / Eric Brielmann / Jennifer Schaefer

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

Allison Malkin

Integrated Corporate Relations

203.682.8225

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements". The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. Although we believe that our expectations reflected in the forward-looking statements are reasonable, we cannot and do not give any assurance that such expectations will prove to be correct. Actual results may differ materially due to risks and uncertainties that are described in the Company’s Form 10-K and other filings with the SEC These forward-looking statements, which represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: intense competition in the apparel industry on many fronts, including from our retail customers' private label or exclusive brand programs; failing to continually anticipate fashion trends and consumer tastes; uncertainties regarding consumer confidence and spending patterns; concentration of our customers; consolidation and change in the retail industry; performance of our retail customers in selling our goods; execution of the long-term corporate strategy; loss of key personnel; continued value of owned and licensed brands; ability to generate sufficient sales to offset the minimum royalty payments we must pay with respect to licensed brands; inability to protect our intellectual property rights; reliance on independent manufacturers; ability to successfully complete the restructuring plans; the continued movement in the global location of lowest cost manufacturing sources; fluctuations in the price, availability and quality of raw materials; availability of suitable acquisition candidates; integration of completed acquisitions into our existing business and the availability of reasonably priced debt. These factors should be read in conjunction with the risk factors included in our Annual Report to Stockholders on Form 10-K for 2006 (the fiscal year ended February 3, 2007) and subsequent periodic filings. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statement.

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